Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 20, 2010

Northeast Utilities

56 Prospect Street

Hartford, Connecticut 06103-2818

Ladies and Gentlemen:

We have acted as counsel to Northeast Utilities, a Massachusetts business trust and voluntary association (“Northeast Utilities”), in connection with the Combination, as defined in the Agreement and Plan of Merger (as amended, the “Agreement”), dated as of October 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, a Massachusetts limited liability company and a direct, wholly owned subsidiary of Northeast Utilities (“Merger Sub”), NU Holding Energy 2 LLC, a Massachusetts limited liability company and a direct, wholly owned subsidiary of Northeast Utilities (“Acquisition Sub”), and NSTAR, a Massachusetts business trust and voluntary association (“NSTAR”). This opinion is being delivered in connection with the Registration Statement on Form S-4, which includes the joint proxy statement/prospectus, filed on November 22, 2010, as amended through the effective date thereof (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Effective Time and the effective time of the Subsequent Merger, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time and the effective time of the Subsequent Merger, of certain statements, representations, covenants and agreements made by Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR, including factual statements and representations set forth in letters dated the date hereof from officers of Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time and the effective time of the Subsequent Merger, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR, including those set forth in the Representation Letters, and we have assumed that the Representation Letters will be re-executed by appropriate officers as of the Effective Time.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Combination or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, and that none of the terms or conditions contained therein will have been waived or modified in any respect prior to the effective time of the Subsequent Merger.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, such judicial authorities, such rulings, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or

Northeast Utilities

December 20, 2010

difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based solely upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, (i) the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) although the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences” does not purport to summarize all possible United States federal income tax consequences of the Combination applicable to NSTAR’s shareholders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Combination that are anticipated to be material to NSTAR’s shareholders, subject to the qualifications and conditions set forth in the Registration Statement.

Except as expressly set forth above, we express no other opinion. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, agreement or assumption relied upon herein that becomes untrue, incorrect or incomplete.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP